UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2006

TITANIUM GROUP LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation)	333-128302 (Commission File Number)	Not applicable (IRS Employer Identification No.)

4/F, BOCG Insurance Tower, 134-136 Des Voeux Road Central, Hong Kong

(Address of principal executive offices) (Zip Code)

(852) 3427 3177

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

Effective July 1, 2006, the registrant granted options to purchase a total of 4,635,000 shares of its common stock under its 2005 Stock Option Plan to 26 officers, employees and consultants. All of the options are exercisable at $0.20 per share for a period of five years from date of grant. The options vest as follows: 50% six months from date of grant and the remaining 50% one year from date of grant.

The registrant relied upon the exemption from registration contained in Section 4(2) as to the grant of options to U.S. persons and Regulation S as to the grant of options to non-U.S. persons. With regard to the grant made in reliance on the exemption contained in Section 4(2), the purchaser was deemed to be sophisticated with respect to the investment in the securities due to his financial condition and involvement in the registrant’s business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM GROUP LIMITED
July 3, 2006	By: /s/ Jason Ma Jason Ma Chief Executive Officer

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